UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2004

Digital Generation Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

The Independent Auditors’ Report dated August 13, 2004 and the following audited financial statements of Applied Graphics Technologies, Inc. – Broadcast Division are included herein:

i)	Independent Auditors’ Report

ii)	Balance Sheets as of December 31, 2003 (Successor) and 2002 (Predecessor)

iii)	Successor Statement of Operations for the three months ended December 31, 2003, and Predecessor Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002

iv)	Successor Statement of Divisional Equity for the three months ended December 31, 2003, and Predecessor Statements of Divisional Equity for the nine months ended September 30, 2003, and the year ended December 31, 2002

v)	Successor Statement of Cash Flows for the three months ended December 31, 2003, and Predecessor Statements of Cash Flows for the nine months ended September 30, 2003, and the year ended December 31, 2002

The following unaudited financial statements of Applied Graphics Technologies, Inc. – Broadcast Division are included herein:

i)	Balance Sheet as of March 31, 2004 (Successor)

ii)	Statements of Operations for the three months ended March 31, 2004 (Successor) and March 31, 2003 (Predecessor)

iii)	Statement of Divisional Equity for the three months ended March 31, 2004 (Successor)

iv)	Statements of Cash Flows for the three months ended March 31, 2004 (Successor) and March 31, 2003 (Predecessor)

(b)	Pro Forma Financial Information.

The following pro forma financial statements of the Company are included herein:

i)	Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2004

ii)	Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003

(c)	Exhibits

10.1 Amended and Restated Credit Agreement dated June 10, 2004 between Digital Generation Systems, Inc. as borrower and JPMORGAN CHASE BANK, as Administrative Agent and Issuing Bank. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION SYSTEMS, INC.

Dated: August 24, 2004	By:	/S/ OMAR A. CHOUCAIR
Omar A. Choucair Chief Financial Officer (Principal Accounting Officer)

APPLIED GRAPHICS TECHNOLOGIES, INC. – BROADCAST DIVISION

INDEX TO FINANCIAL STATEMENTS

Page

Independent Auditors’ Report	F-2

Balance Sheets as of December 31, 2003 (Successor) and 2002 (Predecessor)	F-3

Successor Statement of Operations for the three months ended December 31, 2003, and Predecessor Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002

F-4

Successor Statement of Divisional Equity for the three months ended December 31, 2003, and Predecessor Statements of Divisional Equity for the nine months ended September 30, 2003, and the year ended December 31, 2002

F-5

Successor Statement of Cash Flows for the three months ended December 31, 2003, and Predecessor Statements of Cash Flows for the nine months ended September 30, 2003, and the year ended December 31, 2002

F-6

Notes to Financial Statements	F-7

APPLIED GRAPHICS TECHNOLOGIES, INC. – BROADCAST DIVISION

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Applied Graphics Technologies, Inc. – Broadcast Division:

We have audited the accompanying balance sheets of Applied Graphics Technologies, Inc. – Broadcast Division (the “Company”), a wholly owned subsidiary of Applied Graphics Technologies, Inc. (“AGT”), as of December 31, 2003 (successor basis) and 2002 (predecessor basis), and the related statements of operations, divisional equity and cash flows for the three months ended December 31, 2003 (successor basis), the nine months ended September 30, 2003 (predecessor basis) and the year ended December 31, 2002 (predecessor basis). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied Graphics Technologies, Inc. – Broadcast Division as of December 31, 2003 (successor basis) and 2002 (predecessor basis) and the results of its operations and its cash flows for the three months ended December 31, 2003 (successor basis), the nine months ended September 30, 2003 (predecessor basis) and the year ended December 31, 2002 (predecessor basis) in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company (predecessor basis) changed its method of accounting for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” in 2002.

KPMG LLP

Dallas, Texas

August 13, 2004

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

BALANCE SHEETS

(In thousands)

	Successor Company	Predecessor Company
	As of December 31,
	2003	2002
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1	$3
Accounts receivable (less allowance for doubtful accounts of $91 in 2003 and $498 in 2002)	6,205	7,396
Other current assets	307	436

Total current assets	6,513	7,835

Property and equipment, net	1,764	2,466
Goodwill	4,607	—
Intangible and other assets, net	3,849	845

TOTAL ASSETS	$16,733	$11,146

Liabilities and Divisional Equity
LIABILITIES:
Accounts payable	$331	$307
Accrued liabilities	1,245	1,354

TOTAL LIABILITIES	1,576	1,661

DIVISIONAL EQUITY	15,157	9,485

TOTAL LIABILITIES AND DIVISIONAL EQUITY	$16,733	$11,146

The accompanying notes are an integral part of these financial statements.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

STATEMENTS OF OPERATIONS

(In thousands)

	Successor Company	Predecessor Company
	Three months ended December 31, 2003	Nine months ended September 30, 2003	Year Ended December 31, 2002
Revenue	$5,806	$17,449	$21,546

Cost of revenue	3,533	11,058	14,689

Operating expenses:
Sales and marketing	323	894	1,312
General and administrative expenses	523	1,638	2,455
Depreciation and amortization	355	968	1,199
Impairment of Goodwill	—	—	2,603

Total operating expenses	1,201	3,500	7,569

Income (loss) from operations	1,072	2,891	(712)
Other expense	5	4	91

Income (loss) before taxes and cumulative effect of change in accounting principle	1,067	2,887	(803)
Income tax expense (benefit)	427	1,155	(321)

Net income (loss) before cumulative effect of change in accounting principle	640	1,732	(482)
Cumulative effect of change in accounting principle, net of tax	—	—	(3,946)

Net income (loss)	$640	$1,732	$(4,428)

The accompanying notes are an integral part of these financial statements.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

STATEMENTS OF DIVISIONAL EQUITY

(In thousands)

Total Divisional Equity
PREDECESSOR COMPANY:
Balance at December 31, 2001	$18,240
Net distributions	(4,327)
Net loss	(4,428)

Balance at December 31, 2002	$9,485
Net distributions	(3,885)
Net income	1,732

Balance at September 30, 2003	$7,332

Effect of new basis of Broadcast Division (see note 1)	$7,865

SUCCESSOR COMPANY:
Balance at October 1, 2003	$15,197
Net distributions	(680)
Net income	640

Balance at December 31, 2003	$15,157

The accompanying notes are an integral part of these financial statements.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

STATEMENTS OF CASH FLOWS

(In thousands)

	Successor Company	Predecessor Company
	Three months ended December 31, 2003	Nine months ended September 30, 2003	Year ended December 31, 2002
Cash flows from operating activities:
Net income (loss)	$640	$1,732	$(4,428)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	257	811	986
Amortization of intangibles	98	157	213
Impairment of Goodwill	—	—	2,603
Cumulative effect of change in accounting principle	—	—	6,577
Provision for doubtful accounts	10	30	129
Non-cash income tax expense (benefit)	427	1,155	(2,952)
Changes in operating assets and liabilities:
Accounts receivable	(189)	1,339	(740)
Other assets	28	105	(54)
Accounts payable and accrued liabilities	(120)	34	(363)

Net cash provided by operating activities	1,151	5,363	1,971

Cash flows from investing activities:
Purchases of property and equipment	(44)	(325)	(599)

Net cash used in investing activities	(44)	(325)	(599)

Cash flows from financing activities:
Net distributions	(1,107)	(5,040)	(1,375)

Net cash used in financing activities	(1,107)	(5,040)	(1,375)

Net decrease in cash and cash equivalents	—	(2)	(3)
Cash and cash equivalents at beginning of period	1	3	6

Cash and cash equivalents at end of period	$1	$1	$3

The accompanying notes are an integral part of these financial statements.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

NOTES TO THE FINANCIAL STATEMENTS

1. Basis of Presentation:

Applied Graphics Technologies, Inc. – Broadcast Division (the “Company” or the “Broadcast Division”), formerly a division of Applied Graphics Technologies, Inc. (AGT), was acquired by Digital Generation Systems, Inc. (DGS) on June 10, 2004 to be effective June 1, 2004 for approximately $14.1 million in cash. The consideration paid by DGS was determined pursuant to arms-length negotiations between DGS and AGT.

Based out of New York, the Company’s core services are the distribution of program and/or advertising content to television and radio stations throughout the country utilizing conventional and electronic duplication technology. The Company currently distributes product to radio stations and television destinations across the United States. The Company maintains a presence in California, Illinois, Michigan, New York and Ohio. The Company’s operations have been financed primarily through its operating cash flows.

For the three months ended December 31, 2003, the nine months ended September 30, 2003, and the year ended December 31, 2002, the Company was a separate division of AGT. The accompanying financial statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to the Company and have been prepared from the Company’s historical accounting records. In addition, certain amounts in the financial statements have been allocated to the Company from AGT in order to depict the financial position, results of operations and cash flows of the Company on a stand-alone basis (See note 8 for further discussion).

In October 2003, KAGT Acquisition Corp., a wholly-owned subsidiary of KAGT Holdings, Inc., an affiliate of funds managed by Kohlberg & Co., LLC, completed the acquisition of all of the stock of AGT. As a result of the acquisition, the net assets of the Broadcast Division were recorded at fair value for the “Successor Company” period beginning October 1, 2003, resulting in additional goodwill of approximately $4.6 million and additional customer contracts and related relationships of $3.3 million. Information relating to all “Predecessor Company” periods prior to the acquisition is presented using Broadcast’s historical basis of accounting.

2. Summary of Significant Accounting Policies:

Cash and Cash Equivalents

As of December 31, 2003 and 2002, cash equivalents consisted primarily of petty cash.

Allowance for Doubtful Accounts and Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of accounts receivable. The Company’s receivables are principally from advertising agencies and dub and ship houses. Dub and ship houses are businesses which duplicate audio and video tapes, assemble them according to agency-specified bills of material, and pack them for air express delivery. The Company performs ongoing credit evaluations of its customers, generally does not require collateral from its customers and maintains a reserve for potential credit losses. The Company’s revenues are not contingent on its customers’ sales or collections. However, the timing of collections from its customers is affected by the billing cycle in which the customer bills its end-users (the customers’ clients).

The Company maintains an allowance for doubtful accounts related to trade accounts receivable. The allowance is an estimate prepared by management based on identification of the likelihood of collection of specific accounts and the overall condition of the receivable portfolio. The Company specifically analyzes trade receivables, historical bad debts, customer credits, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

During the three months ended December 31, 2003, the Successor Company had three customers who individually accounted for more than 10% of total revenue. During the nine months ended September 30, 2003, and the year ended December 31, 2002, the Predecessor Company had four and three customers, respectively, who individually accounted for more than 10% of total revenue. The Successor Company’s three largest customers generated $3.2 million (55%) of revenue for the three months ended December 31, 2003. The Predecessor Company’s four and three largest customers generated $11.0 million (63%) and $10.5 million (49%) of revenue for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

NOTES TO THE FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of assets using the straight-line method. Leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset. Estimated useful lives generally range from 2 to 7 years for machinery and equipment, 3 to 5 years for furniture and fixtures and 3 to 12 years for leasehold improvements.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill and Other Intangible Assets

On January 1, 2002, the Predecessor Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, acquired goodwill and other intangible assets with indefinite useful lives are no longer amortized over an estimated useful life, but instead are subject to an annual impairment test. Intangible assets with finite useful lives continue to be amortized over their useful lives. The impairment of goodwill upon the adoption of SFAS No. 142 of $3.9 million, net of income tax benefit, was reported as a cumulative effect of a change in accounting principle. The fair value of each reporting unit was determined based on applying a multiple to each reporting unit’s earnings before interest, taxes, depreciation, and amortization.

At December 31, 2002, the Predecessor Company incurred an additional impairment charge of $2.6 million relating to its goodwill. The methodology used for this impairment charge was the same as that used upon the initial adoption of SFAS No. 142. The multiples used to determine the fair value of each reporting unit at December 31, 2002, were lower than those used upon the initial adoption of SFAS No. 142 due to a decline in market conditions of the Company’s industry and the overall economy.

Charge in Lieu of Taxes

The Company has been part of AGT’s consolidated tax reporting group for U.S. income tax purposes. AGT does not record specific tax assets and liabilities to its business units and no tax expense has historically been allocated to its business units. As such, the effects of temporary and permanent differences, as well as any valuation allowances relating to any tax assets, are not separately identifiable and, therefore, are not included in these financial statements. The income tax provision shown in the accompanying financial statements is based upon the Company’s estimate of the effective tax rate of 40% for the three months ended December 31, 2003 (Successor Company), the nine months ended September 30, 2003 (Predecessor Company), and the year ended December 31, 2002 (Predecessor Company). The difference between the income tax provision at the U.S. federal statutory rate and the effective tax rate is due to state taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for doubtful accounts, inventories, intangible assets and income taxes. The Company bases its estimates on historical experience and on other relevant assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Revenue Recognition

The Company’s services revenue from distribution of audio and video advertising content is billed based on a rate per transmission and/or delivery, and the Company recognizes revenue for these services upon notification of successful delivery of the content from the broadcast destination. Revenue for distribution of analog audio and video content by tape is recognized when delivery has occurred, which is at the time the tapes are delivered to a common carrier.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

NOTES TO THE FINANCIAL STATEMENTS

3. Property and Equipment:

Property and equipment as of December 31, 2003 and 2002 are summarized as follows (in thousands):

	Successor Company	Predecessor Company
	2003	2002
Machinery and equipment	$1,076	$3,600
Computer Equipment	604	1,574
Furniture & Fixtures	48	193
Leasehold Improvements	281	843
Licenses & Software	12	10

	2,021	6,220
Less accumulated depreciation	(257)	(3,754)

	$1,764	$2,466

4. Intangible and Other Assets:

Intangible and Other assets as of December 31, 2003 and 2002 are summarized as follows (in thousands):

	Successor Company	Predecessor Company
	2003	2002
Customer contracts and related relationships	$3,921	$1,661
Other assets	26	24

	3,947	1,685
Less: accumulated amortization	(98)	(840)

	$3,849	$845

In 2002, customer contracts and related relationships costs were amortized over the life of the related contract of eight years. Related amortization expense for the Predecessor Company was $0.2 million for the year ended December 31, 2002, and $0.2 million for the nine months ended September 30, 2003. As a result of the Kohlberg acquisition discussed in note 1, customer contracts and related relationships were recorded at their fair value of $3.9 million in 2003. Amortization of customer contracts and related relationships for the Successor Company was $0.1 million for the three months ended December 31, 2003. The estimated future amortization expense as of December 31, 2003, is $0.4 million annually until it becomes fully amortized in 2013. Customer contracts and related relationships are being amortized over a ten year life on a straight-line basis.

5. Accrued Liabilities:

Accrued liabilities consist of the following (in thousands):

	Successor Company	Predecessor Company
	2003	2002
Accrued Expenses	$470	$770
Employee compensation	311	376
Other	464	208

	$1,245	$1,354

6. Employee Benefit Plan:

The Company has a defined contribution plan in which eligible employees who have attained 21 years of age may contribute on both a pretax and after-tax basis. Company contributions vest ratably over each of the first five years of service. AGT made contributions to the plan on behalf of the employees of the Company totaling (in thousands) $13 for the three months ended December 31, 2003, for the Successor Company and $43 and $54 for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively, for the Predecessor Company.

7. Commitments and Contingencies:

Leases

The Company leases its facilities under non-cancelable operating leases.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

NOTES TO THE FINANCIAL STATEMENTS

At December 31, 2003, future minimum annual payments under non-cancelable operating leases are as follows (in thousands):

		Payments Due Per Period
Contractual Obligation	Total	2004	2005	2006	2007	2008
Operating Leases	$1,504	473	357	242	235	197

Rent expense totaled $0.2 million for the three months ended December 31, 2003, for the Successor Company and $0.5 million and $1.1 million for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively, for the Predecessor Company.

8. Related Party Transactions:

The Broadcast Division uses, and is charged directly for certain services that AGT provides to its business units, primarily insurance and employee benefits. Direct charges totaled $0.3 million for the three months ended December 31, 2003, for the Successor Company and $0.8 million and $0.8 million for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively, for the Predecessor Company. Direct charges are reflected in cost of revenue, sales and marketing and general and administrative expenses for all periods presented.

AGT has not historically allocated certain of its corporate expenses to the Broadcast Division. These services include, among others, information systems support, human resources, finance, audit and tax fees, legal fees, and executive management. The accompanying financial statements have been adjusted to include an allocation of corporate expenses of approximately $0.2 million for the three months ended December 31, 2003, for the Successor Company and $0.7 million and $1.2 million for the nine months ended September 30, 2003, and the year ended December 31, 2002, respectively, for the Predecessor Company for these services. This allocation was recorded in general and administrative expenses and was determined based on a percentage of the Broadcast Division’s revenues to the total revenues of AGT for the respective periods.

The charges described above have been included as costs of the Broadcast Division’s operations in the financial statements. The Company’s management believes that it is possible that the terms of these transactions may differ from those that would result from transactions among third parties. Such allocations are not necessarily indicative of actual results.

9. New Accounting Pronouncements:

In May 2003, the FASB issued SFAS No 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS 150). SFAS 150, which became effective July 1, 2003, established standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The adoption of SFAS 150 did not have any effect on the Company’s financial statements.

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The Company adopted SFAS No. 143 in 2003. The adoption of SFAS No. 143 did not have any significant impact on the Company’s financial condition or results of operations.

FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, or FIN 46R replaces FIN 46, which was issued July 1, 2003. FIN 46R clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” to certain entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. There was no effect on the Company as a result of the adoption of these rules.

FASB Interpretation No. 45 enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. There was no effect on the Company as a result of the adoption of this rule.

The Company adopted the provisions of Emerging Issues Task Force (“EITF”) 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. EITF 00-21 governs how to identify whether goods or services, or both, that are to be delivered separately in a bundled sales arrangement should be accounted for. The adoption of EITF 00-21 had no impact on the Company’s financial statements.

APPLIED GRAPHICS TECHNOLOGIES, INC.—BROADCAST DIVISION

NOTES TO THE FINANCIAL STATEMENTS

10. Subsequent Event

Substantially, all the assets and liabilities of the Successor Company were acquired by DGS in June 2004 for approximately $14.1 million in cash. The consideration paid by the DGS was determined pursuant to arms-length negotiations between DGS and AGT.

APPLIED GRAPHICS TECHNOLOGIES, INC. – BROADCAST DIVISION

BALANCE SHEETS (SUCCESSOR COMPANY)

AS OF MARCH 31, 2004 AND DECEMBER 31, 2003

(In thousands)

	March 31, 2004 (Unaudited)	December 31, 2003
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1	$1
Accounts receivable (less allowance for doubtful accounts of $88 in 2004 and $91 in 2003)	6,114	6,205
Other current assets	320	307

Total current assets	6,435	6,513

Property and equipment, net	1,546	1,764
Goodwill, net	4,607	4,607
Intangible and other assets, net	3,751	3,849

TOTAL ASSETS	$16,339	$16,733

Liabilities and Divisional Equity
LIABILITIES:
Accounts payable	$547	$331
Accrued liabilities	866	1,245

TOTAL LIABILITIES	1,413	1,576

DIVISIONAL EQUITY	14,926	15,157

TOTAL LIABILITIES AND DIVISIONAL EQUITY	$16,339	$16,733

APPLIED GRAPHICS TECHNOLOGIES, INC. – BROADCAST DIVISION

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands)

	Successor Company	Predecessor Company
	Three months ended March 31,
	2004	2003
Revenue	$5,922	$6,027

Cost of revenue	3,489	3,702

Operating expenses:
Sales and marketing	333	225
General and administrative expenses	564	520
Depreciation and amortization	334	319

Total operating expenses	1,231	1,064

Income from operations	1,202	1,261
Other expense:
Interest expense	3	—

Income before taxes	1,199	1,261
Income tax expense	479	504

Net income	$720	$757

APPLIED GRAPHICS TECHNOLOGIES, INC. – BROADCAST DIVISION

UNAUDITED STATEMENT OF DIVISIONAL EQUITY

(In thousands)

Total Divisional Equity
SUCCESSOR COMPANY:
Balance at December 31, 2003	$15,157
Net distributions	(951)
Net income	720

Balance at March 31, 2004	$14,926

APPLIED GRAPHICS TECHNOLOGIES, INC. – BROADCAST DIVISION

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor Company	Predecessor Company
	Three months ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$720	$757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	236	302
Amortization of intangibles	98	17
Provision for doubtful accounts	(8)	10
Non-cash income taxes	479	504
Changes in operating assets and liabilities:
Accounts receivable	99	164
Other assets	86	111
Accounts payable and accrued liabilities	(164)	411

Net cash provided by operating activities	1,546	2,276

Cash flows from investing activities:
Purchases of property and equipment	(116)	(244)

Net cash used in investing activities	(116)	(244)

Cash flows from financing activities:
Net distributions	(1,430)	(2,032)

Net cash used in financing activities	(1,430)	(2,032)

Net decrease in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	1	3

Cash and cash equivalents at end of period	$1	$3

1. Basis of Presentation:

The financial statements included herein have been prepared by Applied Graphics Technologies, Inc.—Broadcast Division (the “Company” or “Broadcast Division”), formerly a division of Applied Graphics Technologies, Inc. (AGT), and are presented without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited condensed consolidated financial statements reflect all adjustments, which are, in the opinion of management, of a normal and recurring nature and necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. These condensed consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s audited financial statements as of December 31, 2003 as presented herein.

The Broadcast Division was acquired by Digital Generation Systems, Inc. (DGS) on June 10, 2004 to be effective June 1, 2004 for approximately $14.1 million in cash. The consideration paid by DGS was determined pursuant to arms-length negotiations between DGS and AGT.

Based out of New York, the Company’s core services are the distribution of program and/or advertising content to television and radio stations throughout the country utilizing conventional and electronic duplication technology. The Company currently distributes product to radio stations and television destinations across the United States. The Company maintains a presence in California, Illinois, Michigan, New York and Ohio. The Company’s operations have been financed primarily through its operating cash flows.

For the three months ended March 31, 2003 (Predecessor basis) and 2004 (Successor basis), the Company was a separate division of AGT. The accompanying financial statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to the Company and have been prepared from the Company’s historical accounting records. In addition, certain amounts in the financial statements have been allocated to the Company from AGT in order to depict the financial position, results of operations and cash flows of the Company on a stand-alone basis (See note 3 for further discussion).

In October 2003, KAGT Acquisition Corp., a wholly-owned subsidiary of KAGT Holdings, Inc., an affiliate of funds managed by Kohlberg & Co., LLC, completed the acquisition of all of the stock of AGT. As a result of the acquisition, the net assets of the Broadcast Division were recorded at fair value for the “Successor Company” period beginning October 1, 2003, resulting in additional goodwill of approximately $4.6 million and additional customer contracts and related relationships of $3.3 million. Information relating to all “Predecessor Company” periods prior to the acquisition is presented using Broadcast’s historical basis of accounting.

2. Summary of Significant Accounting Policies:

Allowance for Doubtful Accounts and Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of accounts receivable. The Company’s receivables are principally from advertising agencies and dub and ship houses. Dub and ship houses are businesses which duplicate audio and video tapes, assemble them according to agency-specified bills of material, and pack them for air express delivery. The Company performs ongoing credit evaluations of its customers, generally does not require collateral from its customers and maintains a reserve for potential credit losses. The Company’s revenues are not contingent on its customers’ sales or collections. However, the timing of collections from its customers is affected by the billing cycle in which the customer bills its end-users (the customers’ clients).

The Company maintains an allowance for doubtful accounts related to trade accounts receivable. The allowance is an estimate prepared by management based on identification of the likelihood of collection of specific accounts and the overall condition of the receivable portfolio. The Company specifically analyzes trade receivables, historical bad debts, customer credits, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

Charge in Lieu of Taxes

The Company has been part of AGT’s consolidated tax reporting group for U.S. income tax purposes. AGT does not record specific tax assets and liabilities to its business units and no tax expense has historically been allocated to its business units. As such, the effects of temporary and permanent differences, as well as any valuation allowances relating to any tax assets, are not separately identifiable and, therefore, are not included in these financial statements. The income tax provision shown in the accompanying financial statements is based upon the Company’s estimate of the effective tax rate of 40% for the three months ended March 31, 2004 (Successor Company) and the three months ended March 31, 2003 (Predecessor Company). The difference between the income tax provision at the U.S. federal statutory rate and the effective tax rate is due to state taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for doubtful accounts, inventories, intangible assets and income taxes. The Company bases its estimates on historical experience and on other relevant assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Revenue Recognition

The Company’s services revenue from distribution of audio and video advertising content is billed based on a rate per transmission and/or delivery, and the Company recognizes revenue for these services upon notification of successful delivery of the content from the broadcast destination. Revenue for distribution of analog audio and video content by tape is recognized when delivery has occurred, which is at the time the tapes are delivered to a common carrier.

3. Related Party Transactions:

        The Broadcast Division uses, and is charged directly for certain services that AGT provides to its business units, primarily insurance and employee benefits. Direct charges totaled $0.3 million for the three months ended March 31, 2004, for the Successor Company and $0.3 million for the three months ended March 31, 2003 for the Predecessor Company. Direct charges are reflected in cost of revenue, sales and marketing and general and administrative expenses for all periods presented.

AGT has not historically allocated certain of its corporate expenses to the Broadcast Division. These services include, among others, information systems support, human resources, finance, audit and tax fees, legal fees, and executive management. The accompanying financial statements have been adjusted to include an allocation of corporate expenses of approximately $0.3 million for the three months ended March 31, 2004, for the Successor Company and $0.2 million for the three months ended March 31, 2003 for the Predecessor Company for these services. This allocation was recorded in general and administrative expenses and was determined based on a percentage of the Broadcast Division’s revenues to the total revenues of AGT for the respective periods.

The charges described above have been included as costs of the Broadcast Division’s operations in the financial statements. The Company’s management believes that it is possible that the terms of these transactions may differ from those that would result from transactions among third parties. Such allocations are not necessarily indicative of actual results.

4. Subsequent Event

Substantially, all the assets and liabilities of the Successor Company were acquired by DGS in June 2004 for approximately $14.1 million in cash. The consideration paid by the DGS was determined pursuant to arms-length negotiations between DGS and AGT.

COMBINED COMPANY UNAUDITED PROFORMA CONDENSED

CONSOLIDATED

STATEMENTS OF OPERATIONS

Effective June 1, 2004, DG Systems (“DGS”) purchased substantially all of the net assets and certain liabilities of the Broadcast Division (“Broadcast”) of Applied Graphics Technologies, Inc. (“AGT”). Pursuant to the Asset Purchase Agreement between DGS and AGT, DGS paid $15.0 million to AGT as consideration for the assets of Broadcast and recorded a receivable of $0.9 million at June 30, 2004 due to a working capital adjustment which was collected in July 2004. Purchase price consideration also included $0.4 million in receivables due from Broadcast which were forgiven as a result of the acquisition. The cash payment was comprised of $1.0 million of the DGS’ cash reserves and $14 million borrowed under the DGS’ Amended and Restated Credit Agreement. The purchase price was allocated based on the current estimated fair values of the assets acquired and liabilities assumed at the date of acquisition, which may be revised at a later date. The excess of the purchase price over the net assets acquired was allocated to Goodwill as of June 30, 2004. Goodwill created as a result of the acquisition totaled $6.7 million.

The combined company unaudited pro forma condensed consolidated statements of operations give effect to the merger as if the transaction had occurred on January 1, 2003. The combined company unaudited pro forma condensed consolidated statements of operations do not purport to represent what the financial position or results of operations actually would have been if the merger had occurred as of such dates, or what such results will be for any future periods.

The combined company unaudited pro forma condensed consolidated statements of operations are derived from the historical financial statements of DGS and Broadcast and the assumptions and adjustments described in the accompanying notes. Due to an acquisition of AGT in October 2003, the historical financial statements of Broadcast include the operations of Broadcast as a “Predecessor Company” for the nine months ended September 30, 2003, and the operations of Broadcast as a “Successor Company” for the three months ended December 31, 2003. The combined company unaudited pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes thereto of DGS and Broadcast. The pro forma adjustments are based on preliminary estimates and assumptions that DGS and Broadcast believe are reasonable under the circumstances. The combined company unaudited pro forma condensed consolidated statements of operations do not reflect any cost savings or other economic efficiencies which may result from the merger.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(In thousands)

	Digital Generation Systems, Inc. (Historical)	Applied Graphics Technologies, Inc. - Broadcast Division (Successor - Five months ended May 31, 2004 Historical)	Adjustments DR/(CR)		Total Pro Forma as Adjusted
Revenue	$28,272	$9,554	$(1,624	)(1)	$36,202

Cost of revenue	14,271	5,973	(1,624	)(1)	18,620

Operating expenses:
Sales and marketing	2,349	494	—		2,843
Research and development	1,160	—	—		1,160
General and administrative	3,130	808	—		3,938
Depreciation and amortization	2,738	565	183	(2)	3,486

Total operating expenses	9,377	1,867	183		11,427

Income from operations	4,624	1,714	(183)		6,155
Other expense:
Interest income and other expense, net	(5)	4	—		(1)
Interest expense	538	—	274	(3)	812

Net income before income taxes	4,091	1,710	(457)		5,344
Provision for Income taxes	1,187	684	(321	)(4)	1,550

Net income	$2,904	$1,026	$(136)		$3,794

Basic net income per common share	$0.04				$0.05

Diluted net income per common share	$0.04				$0.05

Basic weighted average common shares outstanding	72,398				72,398

Diluted weighted average common shares outstanding	73,698				73,698

Notes:

(1) -	Represents the elimination of intercompany sales and expenses.
(2) -	Reflects the projected impact of amortization of acquired intangible assets of $2.2 million over 5 years. The calculation is as follows: $2,200,000/60 months * 5 = $183,333
(3) -	Reflects the impact of interest expense from $14.0 million of debt issued in the acquisition; interest rate used was the Company’s average interest rate during the period which approximated 4.7%. The calculation is as follows: $14,000,000 * 4.7% divided by 12 times 5 = $274,166
(4) -	Adjustment to reflect income taxes at the Company’s effective tax rate of approximately 29%.

UNAUDITED PRO FORMA CONDOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands)

	Digital Generation Systems, Inc. (Historical)	Applied Graphics Technologies, Inc. -Broadcast Division (Nine months Predecessor - Historical)	Applied Graphics Technologies, Inc. -Broadcast Division (Three months Successor - Historical)	Adjustments DR/(CR)		Total Pro Forma as Adjusted
Revenue	$57,687	$17,449	$5,806	$(3,674	)(1)	$77,268

Cost of revenue	29,207	11,058	3,533	(3,674	)(1)	40,124

Operating expenses:
Sales and marketing	4,499	894	323	—		5,716
Research and development	3,289	—	—	—		3,289
General and administrative	7,142	1,638	523	—		9,303
Depreciation and amortization	7,897	968	355	440	(2)	9,660

Total operating expenses	22,827	3,500	1,201	440		27,968

Income from operations	5,653	2,891	1,072	(440)		9,176
Other expense:
Interest income and other expense, net	99	4	5	—		108
Interest expense	864	—	—	658	(3)	1,522

Net income before income taxes	4,690	2,887	1,067	(1,098)		7,546
Provision for Income taxes	491	1,155	427	(754	)(4)	1,319

Net income	$4,199	$1,732	$640	$(344)		$6,227

Basic net income per common share	$0.06					$0.09

Diluted net income per common share	$0.06					$0.08

Basic weighted average common shares outstanding	71,367					71,367

Diluted weighted average common shares outstanding	74,891					74,891

Notes:

(1) -	Represents the elimination of intercompany sales and expenses.
(2) -	Reflects the projected impact of amortization of acquired intangible assets of $2.2 million over 5 years. The calculation is as follows: $2,200,000/60 months * 12 = $440,000
(3) -	Reflects the impact of interest expense from $14.0 million of debt issued in the acquisition; interest rate used was the Company’s average interest rate during the period which approximated 4.7%. The calculation is as follows: $14,000,000 * 4.7% = $658,000
(4) -	Adjustment to reflect income taxes at the Company’s effective tax rate of approximately 29%.